UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

GENENTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 225-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d)	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On April 14, 2005, the Board of Directors of Genentech, Inc. appointed Sir Mark Richmond, Ph.D. to serve as a member of the Board, thereby filling the vacancy on the Board that remained following Genentech’s 2005 Annual Meeting of Stockholders held earlier that same day (the “2005 Annual Meeting”). The Board of Directors also appointed Dr. Richmond as a member of the Audit, Compensation and Corporate Governance Committees of the Board. Dr. Richmond previously served on Genentech’s Board of Directors from August 1999 until the 2005 Annual Meeting.

     Genentech previously disclosed on a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2005, Dr. Richmond’s intention not to stand for re-election to the Board at the 2005 Annual Meeting. However, the Board was unable to identify a new director to replace Dr. Richmond prior to the 2005 Annual Meeting, and Dr. Richmond consented to re-join the Board to fill the vacancy. The new director must qualify as independent under Genentech’s bylaws and New York Stock Exchange corporate governance listing standards. In addition, the Board is seeking an individual who would qualify as a “financial expert” (as defined under SEC rules) on the Audit Committee.

     The Board will continue to actively search for a new director who will qualify as an Audit Committee “financial expert” and hopes to have an individual identified in the near future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2005	By:	/s/ STEPHEN G. JUELSGAARD
Stephen G. Juelsgaard
Executive Vice President, General Counsel and Secretary